POWER OF ATTORNEY

I, the undersigned member of the Board of Trustees of Virtus Insight Trust, hereby constitute and appoint George R. Aylward, Kevin J. Carr and Jennifer Fromm, or any of them as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, on any or all Registration Statements, amendments thereto, including without limitation a Registration Statement on Form N-14, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to the merger of Virtus Small-Cap Value Fund into Virtus Disciplined Small-Cap Value Fund and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 20th day of November, 2008.

/s/ George R. Aylward George R. Aylward, Trustee	/s/ James M. Oates James M. Oates, Trustee

/s/ Dr. Leroy Keith, Jr. Dr. Leroy Keith, Jr., Trustee	/s/ Richard E. Segerson Richard E. Segerson, Trustee

/s/ Philip R. McLoughlin Philip R. McLoughlin, Trustee	/s/ Ferdinand L. J. Verdonck Ferdinand L. J. Verdonck, Trustee

/s/ Geraldine M. McNamara Geraldine M. McNamara, Trustee

All signatures need not appear on the same copy of this Power of Attorney.